EXHIBIT 99.1

Contact
Ben Gibson
Vice President, Corporate Marketing
Proxim Corporation
(408) 542-5200

Michael Angel
Chief Financial Officer
Proxim Corporation
(408) 542-5200

Proxim Corporation Reports Third Quarter 2004 Financial Results

SUNNYVALE, Calif., October 26, 2004 — Proxim Corporation (Nasdaq: PROXD), a global leader in wireless networking equipment for Wi-Fi and broadband wireless, today announced financial results for the third quarter ended October 1, 2004. Revenue for the third quarter of 2004 was $31.5 million, compared to revenue of $31.4 million in the second quarter of 2004, and $35.1 million for the third quarter of 2003.

The net loss attributable to common stockholders computed in accordance with generally accepted accounting principles (GAAP) for the third quarter of 2004 was $(4.4) million, or $(0.04) per common share. This compares with a GAAP net loss of $(10.1) million, or $(0.08) per common share, in the preceding second quarter of 2004 and with a GAAP net loss of $(38.2) million, or $(0.31) per common share, in the third quarter of 2003.

The non-GAAP, or pro-forma, net loss from operations in the third quarter of 2004 was $(2.7) million, or $(0.02) per common share, compared to pro-forma net loss from operations of $(3.3) million, or $(0.03) per common share, in the second quarter of 2004, and pro-forma loss from operations of $(4.8) million, or $(0.04) per common share, in the third quarter of 2003. A detailed and specific reconciliation of the differences from the pro-forma loss from operations to the GAAP loss is included in the accompanying financial tables.

Proxim exited the third quarter of 2004 with $19.1 million in cash, cash equivalents and restricted cash. This compares to $12.2 million in cash, cash equivalents, and restricted cash at the end of the second quarter of 2004, which excluded $2.5 million in short-term investments.

Key product highlights for the third quarter of 2004, include the following:

•	Illustrating Proxim’s competitive strength in broadband wireless access, Proxim Tsunami MP.11 sales were up 46 percent sequentially. This product family is rapidly becoming one of the company’s largest revenue producers. This success reflects the growing market for solutions that enable WiMAX applications, such as public safety, security and surveillance, last mile access and metropolitan area networking.

•	Proxim experienced strong growth in its enterprise wireless point-to-point business. Sales of its Tsunami QuickBridge family, which delivers low-cost, high-capacity wireless LAN extension and dedicated voice and data point-to-point connectivity, grew 41 percent sequentially.

•	Proxim is successfully transitioning from legacy LAN products to its next-generation Wi-Fi platforms, which address market requirements for advanced security and voice support, including seamless handoff to cellular networks. The Proxim ORiNOCO AP-4000 access point product grew 44 percent from the second quarter of 2004 to the third quarter of 2004.

•	Sales of Proxim’s Lynx digital radios for cellular backhaul fell short of expectations, due to reduced carrier spending and consolidation.

“This past quarter reflected continued improvements in gross margin and cash management, as well as the completion of a capital structure simplification initiative and the settlement of patent disputes with Symbol,” said Frank Plastina, Chairman and Chief Executive Officer at Proxim. “These significant accomplishments provide Proxim with a unique ability to address the rapidly evolving demand for Wi-Fi and WiMAX technology.”

Conference Call Information

Proxim will host a conference call to review the company’s third quarter 2004 financial results. Today’s call begins at 5:00 PM Eastern/2:00 PM Pacific Time.

Dial-In Information

To listen to the conference call via telephone, dial (719) 457-2696 at least five minutes prior to the scheduled start time.

Webcast Information

To listen to the webcast, go to www.proxim.com, and click on the link titled “Proxim Announces Third Quarter 2004 Results Call.”

The minimum requirements to listen include sound capabilities on your personal computer and installation of RealPlayer software available at no cost for Windows XP/ME/2000, Windows 95/98, Windows 3.1, Windows NT, Macintosh, and UNIX systems from Real Networks Inc. www.real.com.

The call will be archived immediately following the conference call and will remain available at http://investor.proxim.com. Additionally, the conference call will be available on a recorded telephone archive by calling toll free (888) 203-1112 and entering pass code 925453, beginning Tuesday, October 26, 2004 at 8:00 PM, Eastern Time until midnight Eastern Time on Wednesday, November 3, 2004. For international callers, the recorded telephone archive is available by calling the following toll number: (719) 457-0820 and entering pass code 925453.

About Proxim
Proxim® Corporation is a global leader in wireless networking equipment for Wi-Fi and broadband wireless networks. The company provides enterprise and service provider customers with wireless solutions for the mobile enterprise, security and surveillance, last mile access, voice and data backhaul, public hot spots, and metropolitan area networks. Product families include the Award-winning ORiNOCO Wi-Fi products, Tsunami Ethernet bridges, and Lynx point-to-point digital radios. Proxim is a principal member of the WiMAX Forum™ and a member of the Wi-Fi® Alliance. The company is publicly traded on the NASDAQ under the symbol PROXD and is on the Web at www.proxim.com.

Safe Harbor
This press release may contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements about expected growth in the markets for and expected sales of Proxim’s products, contribution to revenue by product family, the effects of the Company’s capital simplification plan and settlement of litigation with Symbol and Proxim's abiblity to address market opportunities are subject to risks and uncertainties that could cause actual results to differ materially from Proxim’s expectations in these statements. For additional information regarding risks relating to Proxim’s business, see Proxim Corporation’s Form 10-K for the year ended December 31, 2003 and Forms 10-Q for the quarters ended April 2, 2004 and July 2, 2004, Current Reports on Form 8-K, and other relevant materials filed by Proxim with the Securities and Exchange Commission. Proxim assumes no obligation and does not intend to update these forward-looking statements.

Proxim Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 1,	December 31,
Assets	2004	2003
Current assets:
Cash and cash equivalents	$18,313	$19,756
Accounts receivable, net	8,859	13,961
Inventory	15,804	19,939
Other current assets	4,803	5,301

Total current assets	47,779	58,957
Property and equipment, net	6,078	7,522
Goodwill and other intangible assets, net	35,381	50,059
Restricted cash	770	1,254
Other assets	432	2,316

Total assets	$90,440	$120,108

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$7,932	$10,500
Capital lease obligations, current	1,144	1,176
Accrued royalties and interest	9,523	26,906
Other accrued liabilities	20,328	20,804
Convertible bridge loan	10,000	—
Convertible promissory notes	—	34,735

Total current liabilities	48,927	94,121
Capital lease obligations, long-term	116	934
Accrued royalties, long-term	8,805	—
Long-term debt	101	101
Restructuring accruals, long-term	7,823	8,660
Common stock warrants	5,500	21,800

Total liabilities	71,272	125,616

Series A mandatorily redeemable convertible preferred stock	80,749	73,580
Series B mandatorily redeemable convertible preferred stock	49,703	—

Total mandatorily redeemable convertible preferred stock	130,452	73,580
Stockholders’ deficit:
Capital stock	319,170	319,376
Accumulated deficit	(429,743)	(397,753)
Notes receivable from stockholders	(711)	(711)

Total stockholders’ deficit	(111,284)	(79,088)

Liabilities, mandatorily redeemable convertible preferred stock and stockholders’ deficit	$90,440	$120,108

Proxim Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2004	2003	2004	2003
Product revenue, net	$31,526	$35,058	$89,640	$103,892
License revenue	—	—	—	6,000

Total revenue, net	31,526	35,058	89,640	109,892
Cost of revenue	19,275	22,041	56,792	64,670
Royalty charges (benefit)	(4,796)	22,869	(3,179)	22,869
Restructuring provision for excess and obsolete inventory	—	—	—	22,549

Gross profit (loss)	17,047	(9,852)	36,027	(196)
Operating expenses:
Research and development	4,748	4,915	14,160	19,032
Selling, general and administrative	11,497	13,179	34,096	37,720
Legal expense for certain litigation	105	1,700	1,050	5,700
Amortization of intangible assets	3,948	5,364	14,676	16,229
Bad debt expense	—	2,305	—	2,305
Restructuring charges (benefit)	—	(5,194)	2,029	7,298

Loss from operations	(3,251)	(32,121)	(29,984)	(88,480)
Interest and other income (expense), net	1,949	(4,434)	4,227	(4,527)

Loss before income taxes	(1,302)	(36,555)	(25,757)	(93,007)
Income tax provision	203	—	—	—

Net loss	(1,505)	(36,555)	(25,757)	(93,007)
Accretion of Series A preferred stock obligations	(1,725)	(1,596)	(5,070)	(4,681)
Accretion of Series B preferred stock obligations	(1,164)	—	(1,164)	—

Net loss attributable to common stockholders — basic and diluted	$(4,394)	$(38,151)	$(31,991)	$(97,688)

Net loss per share — basic and diluted	$(0.04)	$(0.31)	$(0.26)	$(0.81)

Weighted average common shares	123,487	121,985	123,358	121,324

As a percentage of revenue:
Gross margin	54.1%	-28.1%	40.2%	-0.2%
Research and development expense	15.1%	14.0%	15.8%	17.3%
Selling, general and administrative expense	36.5%	37.6%	38.0%	34.3%

Proxim Corporation
Pro Forma Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2004	2003	2004	2003
Product revenue, net	$31,526	$35,058	$89,640	$103,892
License revenue	—	—	—	6,000

Total revenue, net	31,526	35,058	89,640	109,892
Cost of revenue	19,275	22,041	56,792	64,670

Gross profit	12,251	13,017	32,848	45,222
Operating expenses:
Research and development	4,748	4,915	14,160	19,032
Selling, general and administrative	11,497	13,179	34,096	37,720
Legal expense for certain litigation	105	1,700	1,050	5,700

Loss from operations	(4,099)	(6,777)	(16,458)	(17,230)
Interest and other expense, net	(4)	(1,484)	(533)	(1,577)

Loss before income taxes	(4,103)	(8,261)	(16,991)	(18,807)
Income tax benefit	(1,436)	(3,418)	(5,947)	(6,582)

Net loss	$(2,667)	$(4,843)	$(11,044)	$(12,225)

Net loss per share — basic and diluted	$(0.02)	$(0.04)	$(0.09)	$(0.10)

Weighted average common shares	123,487	121,985	123,358	121,324

As a percentage of revenue:
Gross margin	38.9%	37.1%	36.6%	41.2%
Research and development expense	15.1%	14.0%	15.8%	17.3%
Selling, general and administrative expense	36.5%	37.6%	38.0%	34.3%

Proxim Corporation
GAAP to Pro Forma Net Loss Reconciliation
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2004	2003	2004	2003
GAAP net loss	$(4,394)	$(38,151)	$(31,991)	$(97,688)
Royalty charges (benefit) and interest	(8,029)	25,819	(6,197)	25,819
Restructuring provision for excess and obsolete inventory	—	—	—	22,549
Amortization of intangible assets	3,948	5,364	14,676	16,229
Bad debt expense	—	2,305	—	2,305
Restructuring charges (benefit)	—	(5,194)	2,029	7,298
Interest on convertible promissory notes	1,331	—	7,517	—
Amortization of debt discount and issuance costs	1,870	—	6,462	—
Interest on convertible bridge loan	271	—	271	—
Revaluation of common stock warrants	(2,500)	—	(16,300)	—
Accretion of Series A preferred stock obligations	1,725	1,596	5,070	4,681
Accretion of Series B preferred stock obligations	1,164	—	1,164	—
Loss on sale of investment	308	—	308	—
Income tax benefit	1,639	3,418	5,947	6,582

Pro forma net loss	$(2,667)	$(4,843)	$(11,044)	$(12,225)

Use of Pro Forma Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Proxim uses non-GAAP, or pro forma, measures of operating results, net income/loss and income/loss per share, which are adjusted to exclude certain costs, expenses, gains and losses that we believe are useful to enhance the overall understanding of our financial performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a supplemental understanding of Proxim’s underlying operational results and trends. Adjusted pro forma results are among the primary indicators management uses as a basis for planning and forecasting our business. The presentation of this additional information is not meant to be considered in isolation or as a substitute for Proxim’s financial results prepared in accordance with generally accepted accounting principles in the United States of America.